UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2007

SWEET SUCCESS ENTERPRISES, INC.
 (Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 NE Loop 410, Suite 630
San Antonio, Texas 78209
 (Address of principal executive offices)

(210) 824-2496
 (Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events.

SIGNATURES

Item 8.01 Other Events.

On September 17, 2007 we began shipping preliminary orders for 100 Sam’s Club locations including Manchester Connecticut, Middleview New York, Baltimore Maryland, Cincinnati Ohio, Milwaukee Wisconsin, St Louis and Springfield Missouri, Colorado Springs Colorado and Seattle Washington to offer our diabetic-friendly Beverage, GlucaSafe™.

Our beverage GlucaSafe™, a functional beverage with only 15 calories and 2 grams of sugar per serving was developed to help maintain healthy glucose levels.

We are committed to help restrain the growing diabetes epidemic. The placement of GlucaSafe™ in Sam’s Club will provide a healthy solution for its members and further penetrate the diabetic market.

GlucaSafe™ will also be marketed to Sam’s Club’s members via direct mail, in-store videos and product demonstrations, on its web site www.samsclub.com and through other programs targeted to diabetics.

Sam’s Club is a division of Wal-Mart Stores Inc., and ranks as one of the nation’s largest warehouse clubs with 47 million U.S. members.  The first Sam’s Club opened its doors in Midwest City, Oklahoma in 1983.  Today, Sam’s Club serves more than 47 million U.S. Members and operates more than 580 Clubs nationwide, as well as more than 100 international locations in Brazil, Canada, China, Mexico and Puerto Rico.  Sam’s Club offers exceptional values on merchandise and services for business owners and consumers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

Date: September 21, 2007	By:	/s/ William J. Gallagher
William J. Gallagher
Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director